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                                                        EXHIBIT 10.29

THIS DOCUMENT CONSTITUES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

<< >>

CONFIDENTIAL TO: << >>

You have been granted an Award of a non-qualified stock option under the Steelcase Inc. Incentive Compensation Plan (the "Plan"). The << >> shares awarded in this grant are intended to more closely link key Steelcase employees and company performance as reflected in the stock price.

This Agreement provides additional information regarding your rights under the Plan. A copy of the Plan is enclosed. If there is any inconsistency between this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement are defined in the Plan.

OVERVIEW OF YOUR AWARD

1.       NUMBER OF SHARES SUBJECT TO OPTION GRANTED UNDER THIS AWARD: << >>

2.       TYPE OF AWARD: Non-qualified stock option as authorized under Article
         6.2 of the Plan.

3.       DATE OF GRANT: << >>

4.       PER SHARE EXERCISE PRICE: << >>

5. VESTING OF AWARDS: Subject to the terms of the Plan, the Shares covered by this Award may be purchased according to the following schedule:

              DATE                      PORTION OF OPTION WHICH VEST
              ----                      ----------------------------
             <<  >>                                 1/3
             <<  >>                                 1/3
             <<  >>                     All remaining shares; fully vested

6.       EXPIRATION DATE OF THESE AWARDS: << >>

7.       TERMINATION OF EMPLOYMENT:

         a. By death or disability. The rights to purchase shares under this Award will fully vest one hundred percent (100%) on the later of << >>, or the date of death or disability, and the Shares may be purchased until the earlier of: (i) the expiration date of this Award; or (ii) the fifth anniversary of the date of death or of the onset of disability. Disability shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

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         b.       By retirement: In the event of your retirement, you will be treated as continuing in employment for purposes of vesting in your Award. Vested Awards must be exercised no later than the fifth anniversary of your retirement. In no event may the Award be exercised after its Expiration Date. You will be considered to have retired if your termination of employment occurs after your age plus years of continuous service total 80 or more.

         c. For other reasons: Shares subject to Awards which are vested as of the date of termination of employment for other reasons may be purchased until the earlier of: (i) the expiration date of this Award; or (ii) the end of the ninetieth (90th) day following the date of termination of employment (except in the case of termination for "gross misconduct," in which case, the Award will expire and no shares can be purchased beyond the date of termination). Awards which are not vested as of the date of employment termination shall immediately terminate, and shall be forfeited to the Company.

8.       FORFEITURE OF AWARDS.

         a. All unexercised Awards will be forfeited if you are terminated for gross misconduct.

         b. If you engage in any "competition" with the Company: (i) you will forfeit any unexercised Awards, and (ii) you must return to the Company the excess of the market value of shares at exercise over the exercise price of any Awards exercised at any time following the date that is 12 months prior to your termination of employment.

                  Competition means directly or indirectly engaging in competition with the Company or any subdivision, subsidiary, or affiliate of the Company (collectively, the `Company') at any time during employment with the Company or during the three (3) year period following termination of employment with the Company, without prior approval of the Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacture, design or distribution of any products of the same type as those of the Company, including, but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company and its authorized dealers, at any location within or without the United States of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.

9. CHANGE IN CONTROL. In the event of a Change in Control, all shares subject to the Options granted under this Award shall become immediately exercisable and shall remain exercisable for their entire term. (The term of the Award ends on the earlier of its stated Expiration Date or the end of the period of exercise set forth in paragraph 7 above due to termination of employment.)

10. EXERCISE. In order to exercise the Award, a written notice must be provided to the Company specifying the number of shares to be purchased, accompanied by full payment of the exercise price in cash or by check. Cashless exercise of the Award through a broker or dealer designated by the Company is also permitted. In addition, with the Company's permission, previously owned shares of Company stock having a fair market value equal to the exercise price may also be used to purchase shares under this Award.

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11.      TRANSFER. This Award is transferable by you, during your lifetime, only to (a) your spouse, children or grandchildren (your "Immediate Family Members"), (b) a trust established for the principal benefit of your Immediate Family Members, (c) a partnership in which your Immediate Family Members are the only partners, or (d) a limited liability company (that is taxed as a partnership for Federal Income Tax purposes) and whose members are your Immediate Family Members. You may not receive consideration for such transfer and any subsequent transfers must be approved by the Company. You must notify the Company of any transfers. A transfer of this Award to any person not previously described shall be void. Following transfer, this Award shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer. If you have not transferred the Awards during your life, in the event of death, your rights transfer to your designated beneficiaries (as specified in a completed beneficiary designation form on file with the Company) or, if none, to your estate.

12. WITHHOLDING. Whenever you exercise this Award, the Company has the right to withhold shares or cash that would otherwise be received by you to pay for any federal, state or local withholding tax due upon the exercise of this Award. The Company may also collect the withholding tax directly from you.

13. AMENDMENT. This Award may be amended or modified by the Company as long as the amendment or modification does not materially adversely affect your Award.

If you have any questions regarding your stock Awards, please contact << >>, Manager, Compensation, at << >>.

Sincerely,

James P. Hackett
CEO and President

Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing the following representation. Your signed representation must be returned by << >>, to the Corporate Compensation Department.

AGREEMENT TO PARTICIPATE

By signing a copy of this Agreement and returning it I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to exercise this Award. Without limiting the generality of the preceding sentence, I understand that subject to the terms of the Plan, my right to exercise this Award is conditioned upon my continued employment with the Company.

Participant: ___________________________     Date: ____________________________
              <<  >>
              SSN: <<  >>